UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		February 13, 2019

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 220, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 229-5151
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company       [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2019, the Board of Directors of NACCO Industries, Inc. (the “Company”) approved and adopted the NACCO Industries, Inc. Short-Term Incentive Plan, effective as of March 1, 2019 (the “STIP”). The STIP amends and restates in its entirety the NACCO Industries, Inc. Annual Incentive Compensation Plan (the “Prior Plan”). The STIP continues to provide for the granting of short-term, performance-based cash award opportunities to employees of the Company and its wholly-owned subsidiaries who are in a position to help the Company meet its financial and business objectives. The Company’s named executive officers participate in the STIP.

The STIP amends and restates the Prior Plan to, among other matters:

•
remove certain terms, conditions, definitions and requirements relating to the qualified performance-based exception to Section 162(m) of the Internal Revenue Code of 1986, as amended, which exception is no longer available for new STIP awards due to 2017 tax reform legislation;

•	revise the applicable retirement definition to now apply either after (1) age 65 or (2) age 60 with five years of service to the Company or its subsidiaries.

The foregoing description of the STIP and its changes does not purport to be complete and is qualified in its entirety by the full text of the STIP, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d) Exhibits

10.1	NACCO Industries, Inc. Short-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 15, 2019		NACCO INDUSTRIES, INC.

		By:	/s/ Sarah E. Fry
		Name:	Sarah E. Fry
		Title:	Associate General Counsel and Assistant Secretary